Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Vitacost.com, Inc. of our report dated March 30, 2010, except for Note 16 as to which the date is June 16, 2011, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Vitacost.com, Inc. for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Fort Lauderdale, Florida
September 20, 2011